CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Four Oaks Fincorp, Inc. on Form S-8 (File No. 333-30677) and Form S-3 (File No. 333-33527) of our report dated February 12, 1999 on our audits of the consolidated financial statements of Four Oaks Fincorp, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
March 29, 1999